Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator
United Retail Group Retirement Savings Plan

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-48500), pertaining to United Retail Group, Inc., of our report dated April 15, 2005, on the financial statements and supplemental schedule of the United Retail Group Retirement Savings Plan which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2004.

/s/ AMPER, POLITZINER & MATTIA AMPER POLITZINER & MATTIA, P.C.

June 17, 2005
Flemington, New Jersey